Exhibit 99.1

JANUARY 04, 2019 / 1:30PM GMT, Q4 2018 Flexion Therapeutics Inc Corporate Sales Call

CORPORATE PARTICIPANTS

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

David A. Arkowitz Flexion Therapeutics, Inc. - CFO

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

Scott Young Flexion Therapeutics, Inc. - VP of Corporate Communications & IR

CONFERENCE CALL PARTICIPANTS

Bruce David Jackson The Benchmark Company, LLC, Research Division - Senior Healthcare Research Analyst

Carl Edward Byrnes Northland Capital Markets, Research Division - MD & Senior Research Analyst

David William Maris Wells Fargo Securities, LLC, Research Division - Senior Analyst

Elliot Henry Wilbur Raymond James & Associates, Inc., Research Division - Senior Research Analyst

François Daniel Brisebois Laidlaw & Company (UK) Ltd., Research Division - Healthcare Equity Analyst

Gary Jay Nachman BMO Capital Markets Equity Research - Analyst

Patrick Ralph Trucchio Joh. Berenberg, Gossler & Co. KG, Research Division - Analyst

Randall S. Stanicky RBC Capital Markets, LLC, Research Division - MD of Global Equity Research and Lead Analyst

Serge D. Belanger Needham & Company, LLC, Research Division - Senior Analyst

PRESENTATION

Operator

Good morning, ladies and gentlemen, and welcome to the Flexion Therapeutics conference call. My name is Chelsea, and I will be your coordinator today. (Operator Instructions) I'll now turn the call over to the company.

Scott Young Flexion Therapeutics, Inc. - VP of Corporate Communications & IR

Good morning. This is Scott Young, Vice President for Corporate Communications and Investor Relations. Yesterday afternoon, we issued a press release, which announced estimated preliminary unaudited fourth quarter and full year revenue for 2018 and Flexion's revenue guidance for 2019. That release and an archive of this conference call can be found on the company's website at flexiontherapeutics.com. Today's discussion will be led by Flexion's Chief Executive Officer, Dr. Michael Clayman; also on the call are Dan Deardorf, Senior Vice President of Commercial Operations; and David Arkowitz, Flexion's Chief Financial Officer.

On today's teleconference, we will be making forward-looking statements that include commercial, financial, clinical and regulatory projections. Statements relating to future financial or business performance, conditions or strategies and other business matters, including expectations regarding revenues, cash utilization, clinical, regulatory and commercial developments and anticipated milestones are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Flexion cautions that these forward-looking statements are subject to various assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this call, and Flexion assumes no duty to update such statements. Additional information on the factors and risks that could affect Flexion's business, financial conditions and results of operations are contained in Flexion's filings with the SEC, which are available at www.sec.gov as well as Flexion's website.

I will now turn the call over to Mike Clayman.

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

Thanks, Scott, and thank you all for joining. The purpose of today's call is to give our investors and analysts perspective on ZILRETTA's performance in the market last year and provide revenue guidance for 2019. I will also briefly touch on our recent regulatory and clinical milestones and then we'll open it up for questions as usual.

I'd like to start by stating that we're pleased with ZILRETTA's clinical and commercial performance in its first full year on the market. As we announced yesterday, we estimate Q4 ZILRETTA product revenue of approximately $9.5 million, which represents strong growth of 36% over the previous quarter. This translates into full year ZILRETTA product revenue of $22.5 million, well within the range of estimates our analysts had for the year. We have consistently stated that 2018 would be a foundational year, and our commercial and medical teams have done a strong job positioning ZILRETTA in the marketplace. We enter 2019 with a solid base and with building momentum as we work toward our long-term goal of establishing ZILRETTA as the leading, branded intra-articular product for osteoarthritis knee pain in the U.S.

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JANUARY 04, 2019 / 1:30PM GMT, Q4 2018 Flexion Therapeutics Inc Corporate Sales Call

As you all know, ZILRETTA had a miscellaneous J code for the first half of 2018 and that was replaced by a dedicated Q code on July 1. While the Q code provided some tailwind, we've always said that the ultimate driver for ZILRETTA growth would be its dedicated J code, and we're pleased to announce that the introduction of J3304 took effect just this week.

I'll speak more about the impact of the J code in a few moments, but before I do that, I'd like to share 3 key insights and learnings we gained over the past 12 months. First, the real-world clinical performance of ZILRETTA has been especially impressive. While we always had a high degree of confidence that ZILRETTA would provide meaningful clinical benefit to patients, we've learned that ZILRETTA has made a singular difference for many, who have not found sufficient pain relief from other available treatment options. The quantity and consistency of these anecdotes from the field on top of a strong base of clinical trial data reinforce our view that ZILRETTA has the potential to be a particularly important product in the therapeutic armamentarium for the 5 million patients who receive intra-articular treatments for knee OA pain each year in the U.S.

While there is no drug that works for 100% of the population, we believe that those products which become the standard of care in any therapeutic class share certain core qualities. They demonstrated differentiated clinical benefit in the real-world setting, have a compelling safety profile and deliver value for price. We believe that ZILRETTA is checking the box on each of those, which reinforces our confidence in the long-term prospects for this product and portends a future where ZILRETTA is not simply a new treatment option, but is seen as an indispensable tool in the physicians' armamentarium.

Our second key learning was that the wounds from previous experience with miscellaneous J codes and erratic reimbursement with hyaluronic acid products scarred physician practices in this sector even more deeply than we anticipated. We knew that the miscellaneous J code would meet some resistance, but we likely underestimated the negative financial impact that the HAs have inflicted on many in the orthopedic community, and just how strongly some prescribers would resist even discussing a product with a miscellaneous J code despite supportive payment terms and the replacement product program we have in place.

In related experience, our assumptions on the impact of the Q code were validated. Obtaining a Q code for ZILRETTA was certainly positive. But because such codes are so rare in this space, physicians and office staff are simply less familiar with them and appear to be clearly more comfortable with the standard dedicated J code.

The third key learning last year was that the recent and rapid consolidation across orthopedic practices has resulted in additional layers of internal administrative processes that need to be navigated. We always knew ZILRETTA would be a full office sell, from the prescriber to the office manager to the billing experts. But we have learned that working through the steps required to get ZILRETTA added to an institutional formulary can be quite lengthy.

Furthermore, for a number of practices, a dedicated J code is a prerequisite to getting in the door. While physicians may have a strong clinical interest in ZILRETTA, in today's environment, decisions about the adoption and utilization of new buy and bill products are managed by finance directors and internal P&T Committees, which may meet only once a month, once a quarter or simply on an ad hoc basis with no defined time line. And even once there is clinical and financial approval, the logistical steps to get ZILRETTA loaded into the appropriate ordering and billing systems can be extensive. We continue to work through these processes and we have clearly had success in gaining access at many institutions.

So we're delighted to be proceeding now with J3304, but it's important to understand that while the J code is key to ZILRETTA's success, it marks the start of what we believe will be a new growth phase that will build over 2019 and beyond. Many of these practices will just be beginning to gain clinical experience and feedback, a process that has its own time line.

So looking ahead, based on everything we learned last year, we have provided revenue guidance in a range of $65 million to $80 million for 2019, which represents growth of roughly 200% to 250% over 2018. Correspondingly, we are committed to ensuring our expenses are closely aligned with our actual revenue. While we are not providing revenue guidance beyond 2019, I can state unequivocally that we see the long-term potential for ZILRETTA to be undiminished.

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JANUARY 04, 2019 / 1:30PM GMT, Q4 2018 Flexion Therapeutics Inc Corporate Sales Call

Just to provide a bit more color on the market opportunity, there are approximately 8 million intra-articular injections administered each year. And each 1% of market share represents approximately $40 million for ZILRETTA, and that's in OA knee pain alone. As we look to strengthen some of the elements of ZILRETTA's current label and expand ZILRETTA's use to other indications, we remain firmly convinced that this will become a very important product by any metric.

So with that, let me now provide some brief highlights on our recent regulatory and clinical progress. As previously announced in December, we submitted a supplemental NDA based on data from our repeat administration trial, which indicated that repeat administration of ZILRETTA was safe and well tolerated, with no deleterious impact on cartilage or joint structure observed through x-ray analysis, and that the average interval between injections was approximately 4 months. The goal of the sNDA is to revise the product label and remove the Limitation of Use statement that currently exists. If approved, we believe this label change will help dispel any confusion or concerns that physicians and payers may currently have regarding the safety of repeat administration.

With respect to new indications, earlier this week, we announced the results from our Phase II pharmacokinetic or PK study of ZILRETTA in shoulder and hip, also known as the SHIP study. The findings showed that ZILRETTA was generally safe and well tolerated, and the PK profile observed in each joint was consistent with previous PK studies in the knee.

Furthermore, we announced that in late December, we enrolled the first patient in a pivotal Phase III clinical trial to evaluate the safety and efficacy of ZILRETTA in patients with hip OA. Like OA of the knee, OA of the hip is a serious disease that can profoundly affect one's quality of life. But there are even fewer intra-articular treatment options available as HAs are not approved by the FDA for use in hip and are very infrequently administered there.

The hip registration study is designed in 2 phases. The first phase is a double-blind, randomized, placebo-controlled efficacy trial with 2 arms, ZILRETTA versus placebo. The primary endpoint is magnitude of pain relief versus placebo as measured on the WOMAC A pain subscale at week 12. In the second phase, the trial becomes open-label. And similar to our repeat administration study in knee, patients can elect to receive a ZILRETTA injection depending on recurrence of symptoms at 12, 16, 20 or 24 weeks. This will represent a second ZILRETTA injection for those patients who have been randomized to ZILRETTA in the double-blind portion of the study and a first ZILRETTA injection for those randomized to placebo. Of course, while patients will know they are getting ZILRETTA at the time of their second injection, no one will know whether that is a first or second injection until the study completes and the blind is broken. This phase of the study will provide important data about the safety of repeat administration in the hip joint, will shed light on the average interval between first and second injections and will allow expansion of the safety database for patients receiving a single injection. We expect the hip trial to readout in 2020. As for shoulder, we intend to initiate additional Phase II studies in both OA and adhesive capsulitis, so-called frozen shoulder, in the second half of 2019, and we will be sharing more about those trials in the coming months. At this point, operator, please open it up for questions.1

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And our first question will come from the line of David Maris with Wells Fargo.

David William Maris Wells Fargo Securities, LLC, Research Division - Senior Analyst

A couple of questions. So first, for the Phase I part of the hip study, how long in duration is that? And then secondly, can you talk a little bit about what the process is for going back to those doctors that didn't want to hear about ZILRETTA until there was a J code? Is that something that you can do within the first month, the first 2 months, 3 months that we kind of understand the -- is it more of a step function into the second quarter, third quarter or is it a gradual increase through the year of sales?

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

David, I'll take the first question, and then hand it over to Dan for the answer to the second question. The first phase of the hip trial is 12 weeks in duration, the primary endpoint is at 12 weeks and demonstrating the difference between ZILRETTA and placebo in terms of pain relief at that time point.

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JANUARY 04, 2019 / 1:30PM GMT, Q4 2018 Flexion Therapeutics Inc Corporate Sales Call

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

Yes. And with respect to how we'll approach those that were resistant to miscellaneous or even a Q code, frankly, it will be variable. I am sure that as of the last 2 days, there have been reps that have been in a number of these accounts that were simply just waiting for that -waiting for the code to come through in order for them to get in and start the clinical selling process at that point in time. That will be also dependent on the opportunity that lies in each of these accounts. So the reps will be doing their best to identify the accounts with the opportunity, how quick they can get traction with the J code and with respect to when they can gain access. In some of these accounts, you need to make a particular appointment, many of those will have been made before the end of the year in order to get in early in the year. But it is something that will likely take place over the next couple of months to get into those accounts based on the opportunity in the account and the ability to access it.

David William Maris Wells Fargo Securities, LLC, Research Division - Senior Analyst

And then just as a follow up. For the fourth quarter number, although it is a great number, is there anything to be read into that the sequential increase wasn't as large as some people were expecting? Like, were there any year-end dynamics or are there any dynamics related to waiting for the J code that may have held back a little bit of demand that we would see maybe in the first quarter?

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

Yes. I think there's certainly -- you can't discount the holidays in there, of course. But there -- I can tell you that there are a meaningful amount of accounts that had held -- waiting for the J code just -- as life will be "easier" for them with reimbursement.

Operator

Our next question comes from the line of Randall Stanicky with RBC Capital Markets.

Randall S. Stanicky RBC Capital Markets, LLC, Research Division - MD of Global Equity Research and Lead Analyst

Let me follow up on one of the last questions. Mike, in your experience so far when you turn on an account or you see an account order, what's the time lines when that account or office becomes a meaningful contributor from a revenue perspective? Because I suspect there is the process of obviously getting in, getting the reimbursement story told, getting the order. But also it's really the reorders, right? When initial offices order, they wait for patient feedback, and I suspect there is a bit of a ramp that occurs there. So can you talk about the process from initial orders to when they become meaningfully revenue generating?

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

Yes, no. It's a good question, Randall, and I think probably best answered by Dan.

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

Yes. I think the first point that I would make, Randall, is that even in accounts that are some of our largest accounts, we are still merely scratching the surface in those accounts. And the reason for that is, even in light of accounts that are adopting the product, given the reimbursement backdrop, many of these accounts had limited usage within their account to a set number of physicians. I can keep -think of numerous examples where there's 10, 20 physicians in a practice, and the practice said, "Okay, we'll allow a few of these folks to get clinical experience, while we understand reimbursement and while we try to not put ourselves at too much risk financially." So even in those accounts that are our larger accounts, predominantly, most of the physicians that would use our products still don't have access to the product. So that's the growth opportunity there. And even with the physicians that were using the product earlier in those practices, the patient types were likely more limited. They might have been limited to a diabetic patient, might have been limited to a diabetic Medicare patient, given the fact that reimbursement was somewhat more straightforward there. So those are the growth opportunities for us in the accounts moving forward. Some of those, now that we've got a J code, we're just beginning that process. With respect to clinical experience, clinical advocacy, our attempts will be to get broader, clinical usage earlier given that the reimbursement overhang, if you will, has been removed. Those are the opportunities for us. And again, I'll just underline that we're just scratching the surface in even our largest accounts with respect to the depth and breadth within those accounts that we can achieve.

Randall S. Stanicky RBC Capital Markets, LLC, Research Division - MD of Global Equity Research and Lead Analyst

And it's going to be, obviously, a process here now that the J code has just been turned on and obviously expectations need to be set that

Q1 is not going to see the big ramp initially. It's going to take time. So maybe talk about metrics that you guys are going to provide in lieu of trackable prescription data. What metrics should we be focusing on? Are you going to provide color around the number of offices that have been turned on? What are the most important metrics that we should be looking at?

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JANUARY 04, 2019 / 1:30PM GMT, Q4 2018 Flexion Therapeutics Inc Corporate Sales Call

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

Yes. I think the metrics that we've been supplying around accounts that are utilizing products, have experience with the product will continue to be important one as we turn on many of these accounts that had closed doors to us, for lack of a better word. And then size of orders and reorders are ultimately going to be the metric that drive the growth for us. So the metrics that we have been providing, we still believe are critical metrics for us to look at and we believe for you folks as well.

Randall S. Stanicky RBC Capital Markets, LLC, Research Division - MD of Global Equity Research and Lead Analyst

The other question that I had was repeat dose. Obviously, the J code reimbursement is a big piece of the puzzle, and it's behind you now or should be behind you. How big of an opportunity or a factor do you think repeat dose is? And what trends have you seen so far? If we see an improved label as we go into 2020, is that going to drive a step up? Or how big of a factor could that be?

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

Yes. I think one way to think about that, Randall, is to -- there's substantial upside to having the LOU removed. It still does cause confusion amongst physicians and payers in some cases. Having said that, we know many physicians and many commercial plans and we know that all Medicare plans pay for repeat dose. So if a patient has had a very good response to that first injection and comes back for a second injection, many times they're getting that second injection. But there are physicians and practices and payers, who have some questions about that given the LOU. And this removal of the LOU we see as adding further wind to the sails. It's not -- as you are alluding to, we would expect to realize the potential of the removal of the LOU mostly in the beginning in 2020, since it will be a late 2019 event based on PDUFA dates.

Operator

Our next question comes from the line of Elliot Wilbur with Raymond James.

Elliot Henry Wilbur Raymond James & Associates, Inc., Research Division - Senior Research Analyst

Mike, just want to focus attention maybe more on a couple of recent macro developments or issues that may intersect with the ZILRETTA's launch curve at some point in the future. First, there was a recent Kaiser health publication that I thought was rather interesting, highlighting some new data that showed a much higher rate of dissatisfaction with TKA procedures in terms of pain relief, something around 30% to 35%. I think that's around twice the rate that's been reported historically. And the implication was basically that TKA procedures are probably overused and really don't provide the pain relief advertised. And the use of sort of post -- or of supplemental meds in sort of the post procedure patient were much higher than expected. And I never really thought of ZILRETTA in a post-TKA patient. So I don't know if you think there's an opportunity there longer term to tap into that market either immediately following procedure or even more longer term? And then second issue, FDA recently published guidance suggesting possibly regulating HA products as new drugs versus the PMA route. Certainly, it would seem to make it very difficult for new products coming to market for an initial product -- current products to get updated labeling. But I think it could also have implications for reimbursement going forward. I'm just sort of wondering how you guys are thinking about issues such as those. And then I'm going to have one additional question.

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

Yes. As it relates to ZILRETTA after a total knee replacement, we are certainly aware that there are some practices that will use immediate-release steroids in selected patients in the postoperative period after knee replacement, if there's evidence of inflammation. It is a delicate balance though because steroids can interrupt the healing process and, obviously, healing is the top of mind consideration in the postop period. So I would say that, that is -- that steroids are used sparingly postop. It's not an area that we are setting our sights on at the present time. As it relates to the FDA now coming out very clearly that going forward, hyaluronic acids would be regulated as drugs because they exert a chemical action in the body. For us that makes a lot of sense. It's hard to argue whatever effects HAs have is -having them as inert products, which would represent a basis for calling them devices. I think it's really early days, Elliot, in terms of how that will all play out. It's reasonable to expect that HAs going forward, new HAs, combination HA products will be regulated as drugs and will be subjected to the rigorous regulatory expectations associated with them.

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JANUARY 04, 2019 / 1:30PM GMT, Q4 2018 Flexion Therapeutics Inc Corporate Sales Call

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

This is Dan. The only thing I -- the additional thing I would add to that is if they were to fall under the drug arm of the FDA, they would then become subject to OPDP review of promotional materials, which they have not been subject to under the device branch thus far. So I think some of the claims, some of the promotional materials that you see in that realm might be curtailed a little bit, for lack of a better word.

Elliot Henry Wilbur Raymond James & Associates, Inc., Research Division - Senior Research Analyst

Right. Good point. And last question. Mike, the company had previously indicated that with existing capital, future of ZILRETTA sales, they would have sufficient -- company would have sufficient funding basically to carry it to profitability. Is that still the expectation based on your initial 2019 outlook?

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

Yes. I think that answer best comes from David.

David A. Arkowitz Flexion Therapeutics, Inc. - CFO

Yes. Thanks, Mike. Elliot, so as you know, we ended the third quarter with a little bit more than $300 million in cash. And we do continue to believe that our cash balance with increasing ZILRETTA sales, continued prudent management of our expenses, which we have closely aligned with our revenues, can still carry us to profitability.

Operator

And our next question comes from the line of Gary Nachman with BMO Capital Markets.

Gary Jay Nachman BMO Capital Markets Equity Research - Analyst

Following on prior questions on the uptake this year, are you confident we'll see continued sequential growth off of the 4Q level? And how should we think about seasonality in terms of procedures and when people see their physicians? How that might impact sales over the quarters this year?

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

Yes. I'll give you an overarching statement, and then turn it over to Dan for some additional detail. As you know, Gary, we've seen with ZILRETTA sales month over month and quarter-over-quarter growth in 2018. We expect to see quarter-over-quarter growth in 2019, accounting for seasonality. So that's kind of the overarching statement. And I'll ask Dan to provide some additional color there.

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

Yes. I think as a backdrop in this space, the intra-articular OA injectable space, in steady state, you do see seasonality in the marketplace. That said, given the fact that we're still in a significant growth mode with multiple dynamics in place, as we've discussed, I think that seasonality will be much less of a factor for our financials as we move through the next year or even the next couple of years at this point in time, given all the other things in play.

Gary Jay Nachman BMO Capital Markets Equity Research - Analyst

Okay. But generally, it's -- 4Q is the strongest and 2Q, just in terms of -- once you guys normalize a bit more?

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

Yes. If you look at steady state, and then I'll just go back to my experience with the HA products and what we've seen in the steroid market. Q1 is generally light or the lightest quarter. You see a significant increase in Q2, a little bit of a tail off in Q3 as you go into the summer months, and then Q4 is a strong quarter, if not the strongest, again, looking at those 2 markets as proxies.

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JANUARY 04, 2019 / 1:30PM GMT, Q4 2018 Flexion Therapeutics Inc Corporate Sales Call

Gary Jay Nachman BMO Capital Markets Equity Research - Analyst

Okay. And then maybe you guys could review a bit more of the consolidation effect of physician practices that you talked about. And just logistically, why those may be more challenging to penetrate? And what was the extent of that consolidation? It sounds like that was a bit of a surprise to you guys. And then also just remind us, what the doctors ultimately getting reimbursed for using ZILRETTA with the J code in terms of the economics?

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

Okay. Yes. The consolidation that we've seen in the market has really been actually quite rapid and recent over the last couple of years. Actually, I saw a recent article that said that in the first half of 2018, approximately 95 practices were acquired by other practices or entities and that was up 45% over the previous year. So the consolidation is clearly accelerating. What that means is a number of things, in general and broadly, that decision-making has become more centralized and more bureaucratic, such that there are -- there's clinical -- extensive clinical reviews that are done. Sometimes those are mandated, controlled, et cetera. After a clinical review has been done and with appropriate clinical advocacy, then there's generally a financial review and those can be quite extensive as they look at those things, including reimbursement, which, again, was part of the overhang for us in 2018 with the miscellaneous J code. Those can have their own processes, their own committees that review on whatever time frame they do, once a month, once a quarter, whatever it may be. So you've got a clinical review, generally followed by a financial review. And then you've got the logistics. Once you've got those 2 approvals, the logistics of actually getting the product loaded into the system, so it can be -- it can, a, be ordered, but also, b, submitted for reimbursement through whatever their electronic submission system is. And I can tell you that the last one which you would think would be fairly straightforward is not always. I can think of one example now where from the time there was clinical and financial approval for the product, it was almost 2 months before the back-end office and all the logistics were ultimately in place. That may well be an outlier, but those are some of the types of things that we run into on an account-by-account basis. And frankly, we just need to keep hammering and influencing each of those steps along the process. So that's been the impact of the consolidation. We have clearly had wins and adoption and approval across all 3 of those elements in accounts and others will be coming with time. It's a matter of working within their processes and ultimately winning those accounts.

Gary Jay Nachman BMO Capital Markets Equity Research – Analyst

Okay. And then just the economics on how they get reimbursed?

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

Yes. The economics for a physician and their practice are generally 3 components. There's an office visit, which national average is probably about $70 for the office visit. There's the arthrocentesis or the injection fee, again, on average around $70. And then there's any differential that Medicare or the payer may compensate the physician for dispensing the product in the Medicare space. That's ASP plus 6% or now 4.3% after sequestration. And in the commercial setting, it's variable. It generally could be an ASP plus 6%, similar to a Medicare or it could be something higher than that or it could be contractually negotiated. A lot of these -- and the reason for the consolidation, a lot of these practices are trying to bolster their negotiation power and leverage. So a lot of times those rates might be contractually bound account by account or institution by institution with each payer.

Gary Jay Nachman BMO Capital Markets Equity Research - Analyst

Okay. And then just the average time for reimbursement with the J code as opposed to the miscellaneous, so it should be within weeks as opposed to months?

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

Yes, it's within weeks. Yes, we actually -- with the Q code, we were seeing 1 to 3 weeks just with the Q code. There's no reason the J code should act any slower and likely could be a little quicker than that.

Gary Jay Nachman BMO Capital Markets Equity Research - Analyst

Okay. And then my last question, maybe for Mike. Just more -- or it's for you, Dan. Just a little bit more on the market opportunity for hip. So how many steroid injections are currently being used for hip? It sounds like there's really no HA that's being used. But I would imagine it's a pretty untapped market, given that there are limited options. So I don't know if you could quantify that a little bit, it would be helpful.

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JANUARY 04, 2019 / 1:30PM GMT, Q4 2018 Flexion Therapeutics Inc Corporate Sales Call

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

Yes. In between the hip and the shoulder, what we've said previously, it's about 1.5 million patients per year. And that's roughly a 50-50 split. So call it, 750-ish million plus or minus patients that are treated each year for osteoarthritis of the hip.

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

750,000.

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

Thousand, sorry. I missed that. 750,000.

Gary Jay Nachman BMO Capital Markets Equity Research – Analyst

Wow, that's a huge market. Bigger than the U.S.

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

To be clear, 750,000.

Gary Jay Nachman BMO Capital Markets Equity Research - Analyst

Yes. Okay. But do you think that it's untapped or is that really the adjustable market? That 750,000?

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

There are clearly fewer options there. And so -- yes, there's a significant unmet need in the knee and with fewer options in the hip. The same or more would confer with respect to the unmet need there.

Operator

And our next question comes from the line of Patrick Trucchio with Berenberg Capital Markets.

Patrick Ralph Trucchio Joh. Berenberg, Gossler & Co. KG, Research Division - Analyst

I have a follow-up on the revenue range of $65 million to $80 million and on this consolidation in orthopedic practices. Is that a situation where there are literally a handful of practices that can make the difference from a formulary coverage perspective, from being at the low end of the range versus the high end of the range. And what I really want to understand is how this range was stress tested? In the situation where there's a delay, it's a formulary coverage beyond what maybe you're expecting, particularly in a few of the larger practices? And ultimately, what gives you confidence that this range is realistic in 2019? Then I have a follow-up.

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

Yes. I think with respect to the opportunity of a couple of large accounts swaying our opportunity one way or the other, it's just not the case. Even with the consolidation, there are so many large practices out there that for the coming years, even if we were to, for some reason, not gain access to one or a few large accounts, would not impact our opportunity. I can tell you that a lot of our revenue that's been driven thus far has frankly been in smaller, more independent practices. And again, we're just scratching the surface there. So the opportunity even in that setting is significant and it's even more significant on these large accounts. And I don't want you to get the impression that we don't have large accounts where we have access and we're selling product. But if you were to try and pick a few marquee names and said if you didn't get those, is that going to impact your opportunity. And the reality is, it's not. There are many other places to go to drive the revenue that we're talking about.

Patrick Ralph Trucchio Joh. Berenberg, Gossler & Co. KG, Research Division - Analyst

That's helpful. And then can you tell us to what degree the orthopedist enthusiasm for ZILRETTA will translate into formulary coverage this year and beyond now that you have the dedicated J code? And what I specifically want to understand is, why does this enthusiasm matter? Because clinicians regularly tell us, over time, over years, 3 years, 5 years, they'll administer ZILRETTA to 10%, 15%, 20% of their OA knee patients. So clearly, the timing with regard to the formulary coverage is the key in terms of the ramp up. So what will it take to bridge that enthusiasm gap -- enthusiasm in formulary coverage gap? And is the right way to think about it that ZILRETTA will eventually reach the penetration rates we perhaps thought were possible in 2019 and 2020, though maybe not until 2021 or 2022. If you could kind of help frame the long-term dynamics better for us, I think that would be helpful.

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JANUARY 04, 2019 / 1:30PM GMT, Q4 2018 Flexion Therapeutics Inc Corporate Sales Call

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

Yes. Just a couple of comments on that, Patrick. It all begins -- from our experience in the market, it begins with clinical enthusiasm for the product. It's important to have clinical advocates in any practice, and that's why we had an aggressive sampling program. And a lot of physicians having gained whatever experience they've gained with ZILRETTA gradually become and sometimes very rapidly become converts to the utility of the product. And so in the dynamic in a group practice, if you have physicians who are strong advocates for their product, that becomes a voice of will and influence in the overall dynamic of adding that to the formulary. And we've seen that happen again and again, and we fully expect that, that will continue to happen. So I don't -- the way we think about it is that these are very connected. It's not like there's an isolated pool of clinical enthusiasm and a completely isolated formulary process. There's a connection between the two. And this strong advocacy can help increase -- or accelerate the process of getting on formulary.

Operator

Our next question comes from the line of Serge Belanger with Needham & Company.

Serge D. Belanger Needham & Company, LLC, Research Division - Senior Analyst

My first question is on the 2019 guidance for ZILRETTA and the assumptions behind that. I think in the past, you had talked about potentially seeing a label extension for repeat dosing in the first half of '19 based on a label supplement submitted over the summer and -- or potentially seeing that in the second of '19 based on the supplemental sNDA submitted in December. Has there been any FDA interactions around that -- any of those -- the label supplement?

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

Yes. So the -- we're not going to discuss any kind of interactions with the agency. The labeling supplement has been filed. We -- the agency had previously guided to potentially a first half of 2019 response to that. I think that the supplemental NDA with the data on repeat dose has the potential to change the dynamic and may incent the agency to focus on the supplemental NDA over the labeling supplement. So it's a very dynamic process. We believe that the data are so strong that the agency will particularly be influenced by those. And we think the most reasonable and conservative approach is to focus the expectations of the external community on the supplemental NDA and the PDUFA clock associated with that, which gets us into the middle of the second half of 2019. So could it happen? Could some change to the label happen? It's possible. But I think that the reasonable person test is most easily passed by focusing on the second half of '19.

Serge D. Belanger Needham & Company, LLC, Research Division - Senior Analyst

Okay. And then on the ongoing clinical programs, obviously, you talked about plans for the hip trial as well as the shoulder studies. Should we expect to see anything in the synovial inflammation trial? And can you give us an update on FX201 and what we should see in 2019 for that program?

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

Yes. The synovitis trial is enrolling, Serge. We have not guided to a data readout on that. And when we have clarity on the completion of that study, we'll provide that information. FX201 is moving along well so far, and we were in GLP tox studies, which are the obvious prelude to filing an IND and initiating clinical work. And all we can say is, so far so good. And we continue to be on track, assuming supportive data for the filing of the IND and the initiation of clinical work before the end of this year.

Operator

Our next question comes from the line of Carl Byrnes with Northland Capital Markets.

Carl Edward Byrnes Northland Capital Markets, Research Division - MD & Senior Research Analyst

Michael, you reiterated your confidence in ZILRETTA becoming your standard of care. What are your thoughts or comments, if any, with respect to peak sales in the range of somewhere in the vicinity of $600 million to $1 billion?

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JANUARY 04, 2019 / 1:30PM GMT, Q4 2018 Flexion Therapeutics Inc Corporate Sales Call

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

Yes. As we said, what we've modeled internally in terms of peak sales is a number that we're not going to discuss externally, but we continue to be very confident about. We have said before that a number in the range of $600 million to $1 billion makes sense to us, and we continue to believe that. So I would leave it at that, Carl.

Operator

Our next question comes from the line of Bruce Jackson with Benchmark.

Bruce David Jackson The Benchmark Company, LLC, Research Division - Senior Healthcare Research Analyst

I was hoping we could get some color on the prevailing adoption process within some of the multi-physician practices once the permanent J code is in place. So does it begin with one doctor or does everyone get access right away? And roughly, how long do you think it's going to take for the entire practice to get up and running on ZILRETTA?

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

Yes, sure. You see differences practice to practice, and we saw that even with the miscellaneous J code and the Q code last year, where some accounts, many -- all of the physicians would start gaining some experience with the product and others that were a few select physicians that were kind of the point people, if you will, to get their clinical experience to take back to the practice. So with those, as I think I said earlier, that we've already got some access, our objective is breadth and depth within those accounts with the number of physicians that are treating, the types of patients that they're treating. And those that are just starting or waited for the J code will be an account-by-account perspective based on our reps insight as to who are the key decision-makers or the advocates they've perhaps already started to develop or most likely to develop as to whether or not they'll go with a more select set of physicians, influential physicians try and go more broadly. And a lot of that's just the reps' knowledge of the account on how they're reading it and what they think the best approach is on an account-by-account basis. But for all of these, again, starts with clinical experience, which we continue to hear is extremely solid in the patients and what they're experiencing, we continue to hear that on a daily basis. Heard it again yesterday from a father-in-law of someone on my team. So it's clinical experience along with now the financial that can be worked in combination or sequentially depending on the account and then ultimately just getting the product loaded. So process is the same and rely on the experience of our reps and their managers to have a customized account or -- customized plan for each account as to how they're going to approach each of those elements.

Operator

And our next question comes from the line of Frank Brisebois with Laidlaw & Company.

François Daniel Brisebois Laidlaw & Company (UK) Ltd., Research Division - Healthcare Equity Analyst

Many have been answered already, but just a couple here. In terms of M&A to add to the pipeline, are you -- how we -- how should we be thinking about that? Or is it just you guys are going after hip and shoulder now or are you still looking out there?

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

Well, we -- as we've said consistently, Frank, we are looking to build the pipeline and create a critical mass of high-quality opportunities, all bounded by those being local therapies for musculoskeletal disease. FX201 is one example, and I would simply say stay tuned. We will be judicious in our pursuit of cost-effective additions to the pipeline. I think the important thing to stress is that our overwhelming focus and resources are devoted to ZILRETTA and its success. And that's where we're spending the vast majority of our precious dollars.

François Daniel Brisebois Laidlaw & Company (UK) Ltd., Research Division - Healthcare Equity Analyst

Okay. Great. And then in terms of blood glucose control, any anecdotes from the physicians that clearly for diabetics, they're opting for ZILRETTA over IR?

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

Yes. There are a number of anecdotes. I was in a practice in Philadelphia earlier -- last year now, and the office manager who had diabetes had, had -- and had bilateral knee osteoarthritis and pain associated with that had previously received an immediate-release steroid and experienced substantial increase in blood sugar. She received bilateral ZILRETTA injections and did not experience any increase in glucose and experienced pain relief that she had never received before from any other therapeutic modality. Someone once said that plural of anecdotes is not data, but that's what we have. And those stories are powerful. And that's just a representative example.

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JANUARY 04, 2019 / 1:30PM GMT, Q4 2018 Flexion Therapeutics Inc Corporate Sales Call

François Daniel Brisebois Laidlaw & Company (UK) Ltd., Research Division - Healthcare Equity Analyst

Okay. Great. And then in terms of metrics, in the third quarter of '18, in the conference call for it, you guys had some strong metrics with 79% of accounts had purchased samples and 64% of ordering accounts had reordered ZILRETTA. Where should we see growth? Is it just more the amount that each account gets or is it also the width or are you targeting more and more accounts? How should we look at these metrics going forward?

Dan Deardorf Flexion Therapeutics, Inc. - SVP of Commercial

Yes. I think we're looking at all of it, Frank. As we've now got the J code, we will see new accounts coming on. Those new accounts over time will have a time to reorder, but in the early phase, obviously, will be initial orders. So we'll be looking at that number growing, largely by a virtue of J code in places where they were reticent or completely resistant to using the product prior to the J code. And we continue to see and expect reorders and size of those reorders climbing over time.

Operator

There are no additional questions. And I will now turn it back to Mike Clayman for final comments.

Michael D. Clayman Flexion Therapeutics, Inc. - Co-Founder, President, CEO & Director

Thank you. And I just want to thank everybody for their time and attention this morning. We're excited about where we are today and where we're headed into 2019, and we look forward to discussing our progress with you in the course of the year. Take care.

Operator

Ladies and gentlemen, thank you for participating in today's conference. This does conclude the program. You may all disconnect. Everyone, have a great day.

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